UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, the Board of Directors (the “Board”) of UNITY Biotechnology, Inc. (“Unity” or the “Company”) appointed Michael Samar to the Board and as Chair of the Company’s Audit Committee and a member of the Compensation Committee effective immediately. Mr. Samar will serve as a Class II director until the Company’s 2023 annual meeting of stockholders, or until his earlier death, resignation or removal. Mr. Samar fills the vacancy created by the resignation of Graham K. Cooper, which also became effective on May 25, 2022.

As a non-employee director, Mr. Samar will receive compensation in accordance with the Company’s non-employee director compensation program. Pursuant to this program, upon the effective date of his appointment to the Board, Mr. Samar received a stock option award exercisable for 50,000 shares of the Company’s common stock and will be eligible for the annual cash retainer in the amount of $35,000, as well as additional cash retainers of $15,000 for service as Chair of the Company’s Audit Committee and $5,000 for service as a member of the Company’s Compensation Committee. The stock option will vest in equal monthly installments over three years, subject to his continued service through each applicable vesting date.

Mr. Samar will also enter into an indemnification agreement with the Company consistent with the form agreement executed with each of the Company’s current officers and directors.

There were no arrangements or understandings between Mr. Samar, and any other person pursuant to which Mr. Samar was appointed as a member of the Board. There have been no transactions in which Mr. Samar has an interest that would be reportable under Item 404(a) of Regulation S-K.

On May 26, 2022, UNITY announced the appointment of Mr. Samar to the Board, as well as the resignation of Mr. Cooper. On May 25, 2022, Mr. Cooper informed the Board of his resignation as a member of the Board of the Company, and all of the committees of the Board on which he serves, in each case, effective immediately. Mr. Cooper’s resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices.

Item 8.01	Other Events.

On May 26, 2022, UNITY issued a press release announcing the foregoing matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release dated May 26, 2022.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: May 26, 2022	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer